                                                                    Exhibit p(4)

                                    SHOREBANK
                               (THE "SUBADVISER")

                                 CODE OF ETHICS

                                  JUNE 1, 2000
                    AS AMENDED AND RESTATED ON MARCH 11, 2004

         This Code of Ethics is intended to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the
Subadviser and its clients in the securities markets, and (b) effect compliance with applicable securities laws. This Code has particular application to the
Subadviser's activities under and in connection with a Submanagement Agreement
(the "Submanagement Agreement") between the Subadviser and Domini Social
Investments LLC regarding investment advisory services to Domini Social
Investment Trust.

         The Subadviser depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Subadviser observe the highest standards of ethical behavior in the performance of their duties. This Code (as it may be amended or modified from time to time) is intended to inform all covered persons (as defined in
Section 1(a)) of certain standards of conduct which they are expected to observe.

         It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor which is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Subadviser or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the Subadviser or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Subadviser or its clients, the interests of the Subadviser or its client shall prevail.

         This Code also addresses the possibility that personnel may, by virtue of their positions with the Subadviser, be afforded opportunities to participate in certain investments that are not generally available to the investing public.
Accepting such opportunities would tend to compromise the independent judgment personnel are expected to exercise for the benefit of clients and is therefore unacceptable.

         This Code is intended to help address these concerns in a systematic way. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

         The Board of Directors of the Subadviser shall from time to time designate and may at any time remove, with or without cause, a Subadviser's
Review Person and Deputy Review Person for purposes of this Code. In appropriate situations, the President of the Subadviser may make an interim designation of a
Subadviser's Review Person. On the date of this Code, the Review Person is
Christopher Horsch and the Deputy Review Person is Linda Goldberg.

1.       SCOPE OF THIS CODE.

         (a)      PERSONS COVERED. This Code applies to (i) each employee of the
                  Subadviser (or of any company in a control relationship with the Subadviser) and each officer and director of the
                  Subadvisor who, in any such case, in connection with his or her regular functions or duties, makes, participates in, or obtains nonpublic information regarding, the purchase or sale of Covered Securities by a Fund or any other client of the
                  Subadviser, or whose functions or duties relate to the making of any recommendations with respect to such purchases or
                  sales, and (ii) any natural person who, through a relationship with the Subadviser, obtains nonpublic information concerning the recommendations made by the Subadviser with regard to such purchases or sales (each, an "Access Person").

                  A "Fund" is an investment company registered under the
                  Investment Company Act of 1940, as amended (the "1940 Act")
                  for which the Subadviser provides investment advisory
                  services.

         (b)      DEFINITION OF SECURITIES. As used in this Code, the term
                  "securities" means all types of securities as defined in
                  Section 2(a)(36) of the 1940 Act, and includes all types of debt, equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund
                  shares, money market instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options and other derivative securities. THIS CODE DOES NOT APPLY TO
                  AND THE TERM "SECURITIES" DOES NOT INCLUDE SAVINGS, CHECKING,
                  NOW, MONEY MARKET OR OTHER DEPOSIT ACCOUNTS WITH BANKS,
                  SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS OR SIMILAR
                  INSTITUTIONS.

                  DEFINITION OF COVERED SECURITY. As used in this Code, the term
                  "Covered Security" meansany security, including shares of a
                  Fund, except for (i) direct obligations of the government of the United States, (ii) bankers' acceptances, commercial paper and high quality short-term debt instruments, including
                  repurchase agreements, and (iii) shares issued by open-end investment companies registered under the 1940 Act, other than shares of a Fund. A direct obligation of the government of the
                  United States includes any security issued or guaranteed as to principal or interest by the government of the United States or by any agency or instrumentality of the government of the
                  United States.

                  A "Security Held or to be Acquired" by a Fund means (i) any
                  Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B)

                  is being or within such 15 day period has been considered by the Fund or the Subadviser for purchase by the Fund, and (ii)
                  any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in the preceding clause (i).

         (c)      BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under Rule 16a-l (a) (2) of the Securities Exchange Act of
                  1934, and the rules and regulations thereunder. Accordingly, a person shall have "beneficial ownership" of any security if he or she, directly or indirectly, through any contract,
                  arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the
                  security. A person has a pecuniary interest in a security if he or she has the opportunity, directly or indirectly, to
                  profit or share in any profit from a transaction in the
                  subject security. A person may have an indirect pecuniary
                  interest in a security if, among other things:

                  (i)      the security is held by a member of that person's
                           immediate family sharing the same household;

                  (ii)     the security is held by a general partnership or
                           limited partnership of which the person is a general
                           partner;

                  (iii)    the person's interest in such security is held by a
                           trust; or

                  (iv)     the person has a right to acquire such security
                           through the exercise or conversion of any derivative
                           security, whether or not presently exercisable.

         (d)      TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including without limitation purchases, sales, exchanges, redemptions, short sales,
                  donations, and gifts.

2.       PROHIBITED SECURITIES TRANSACTIONS.

         (a)      UNLAWFUL ACTIONS. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such Access
                  Person of a Security Held or to be Acquired by a Fund or of
                  shares of a Fund:

                  (i)      employ any device, scheme or artifice to defraud a
                           Fund;

                  (ii)     make any untrue statement of a material fact to the
                           Fund or omit to state to the Fund a material fact
                           necessary in order to make the statements made, in
                           light of the circumstances under which they are made,
                           not misleading;

                  (iii)    engage in any act, practice or course of business
                           which would operate as a fraud or deceit upon a Fund;
                           or

                  (iv)     engage in any manipulative practice with respect to a
                           Fund, including, without limitation any purchase or
                           exchange in a Fund and subsequent redemption or
                           exchange out of the same Fund within a short period
                           of time in order to profit from short-term market
                           movements.

         (b)      RESTRICTIONS. No Access Person shall:

                  (i)      effect any transaction in any security that is a
                           Security Held or to be Acquired by a Fund at the time
                           such transaction is effected;

                  (ii)     purchase or otherwise acquire any security that
                           reasonably appears to have been offered or made
                           available to such an Access Person by virtue of
                           his/her position with the Subadviser and is not
                           generally available to the investing public; or

                  (iii)    profit from the purchase and sale, or sale and
                           purchase, of Fund shares within 60 calendar days.

         (d)      EXCEPTIONS. The restrictions set forth in Sections 2(b),
                  5(a)(iii), 5(a)(iv) and 5(a)(v) of this Code shall not apply to the following:

                  (i)      transactions in shares of any open-end investment
                           companies (open-end mutual funds) that are registered
                           under the 1940 Act, other than Funds;

                  (ii)     purchases made pursuant to an automatic dividend
                           reinvestment plan and purchases, exchanges or
                           redemptions of Fund shares made by means of an
                           automatic investment plan or a systematic withdrawal
                           plan;

                  (iii)    receipts of stock dividends, stock splits, or similar
                           distributions;

                  (iv)     transfers that are gifts or donations, provided that
                           the donee represents in writing that he or she has no
                           present intention of selling the securities;

                  (v)      transactions for the sole account and benefit of
                           other persons to whom an Access Person has a
                           fiduciary relationship apart from the Subadviser;

                  (vi)     transactions effected on behalf of an Access Person
                           that are beyond his or her reasonable control;

                  (vii)    purchases made upon the exercise of rights
                           distributed by an issuer on a pro rata basis to all
                           holders of a class of its securities, and sales of
                           any such rights so acquired within one year;

                  (viii)   the receipt by an Access Person of securities as
                           compensation for, or in connection with, his or her
                           employment or the exercise by an Access Person of an
                           option or warrant received by such Access Person as
                           compensation for, or in connection with, his or her
                           employment;

                  (ix)     transactions that receive prior written approval of
                           the Review Person, on the grounds that they are
                           unlikely to have any adverse effect on the Subadviser
                           or its clients, involve no apparent impropriety, and
                           appear to be consistent with applicable securities
                           laws; and

                  (x)      in extremely limited circumstances, transactions that
                           are otherwise prohibited under Section 2(b)(iii) that
                           receive the prior written approval of the Review
                           Person due to significant personal hardship of the
                           Access Person arising from a family emergency or
                           similar circumstance, provided that any profit from
                           such transaction be disgorged.

3.       MISUSE OF INSIDE INFORMATION.

         (a)      DEFINITION OF INSIDE INFORMATION. For purposes of this Code,
                  "Inside Information" means any information obtained by an
                  employee of the Subadviser that such employee knows, or in the exercise of reasonable care should know, is (i) not available to the investing public generally, and (ii) material to a
                  decision to effect a transaction in a security.

         (b)      BAN ON TRADING. No employee of the Subadviser shall effect any transaction in, directly or indirectly, any security on the basis of any Inside Information. This restriction is NOT
                  subject to the exceptions set forth in Sections 2(c), 4(b), or
                  5(b).

         (c)      BAN ON RELEASE OR DISCLOSURE. No employee of the Subadviser shall release or disclose Inside Information to any person outside of the Subadviser except that:

                  (i)      employees may release to authorized representatives
                           of a client Inside Information to which that client
                           is entitled;

                  (ii)     employees may release Inside Information to the
                           Subadviser's lawyers, accountants, and consultants as
                           appropriate in the conduct of the Subadviser's
                           affairs;

                  (iii)    employees may release Inside Information to
                           regulatory officials and other persons as required by
                           law; and

                  (iv)     employees may release Inside Information in
                           accordance with the policies established by the
                           Subadviser's Risk Management Committee or the
                           Subadviser's Board of Directors, as applicable and
                           the instructions of the Review Person.

4.       REPORTING.

         (a)      REPORTING REQUIREMENTS. Each Access Person shall (unless
                  excepted under Section 4(b)) provide information to the Review
                  Person as set forth below:

                  (i)      Initial Holdings Reports and Instructions. Not later
                           than 10 days after the person becomes an Access
                           Person:

                           (A)    the Access Person shall provide the title,
                                  number of shares and principal amount of each
                                  Covered Security in which the Access Person
                                  had any direct or indirect beneficial
                                  ownership when the person became an Access
                                  Person;

                           (B)    the Access Person shall provide the name of
                                  any broker, dealer, bank, mutual fund or
                                  similar financial institution with whom the
                                  Access Person maintained an account in which
                                  any Covered Securities were held for the
                                  direct or indirect benefit of the Access
                                  Person as of the date the person became an
                                  Access Person and shall direct any such
                                  financial institution to supply to the Review
                                  Person on a timely basis, duplicate copies of
                                  confirmations of all personal securities
                                  transactions and copies of periodic statements
                                  for all such accounts; and

                           (C)    the Access Person shall provide the date that
                                  the report is signed and submitted by the
                                  Access Person.

                  (ii)     Quarterly Transaction Reports. Not later than 10 days
                           after the end of each calendar quarter, the following
                           information must be provided:

                           (A)    Subject to the exception provided in paragraph
                                  (D) below, with respect to any transaction
                                  during the quarter in a Covered Security in
                                  which the Access Person had any direct or
                                  indirect beneficial ownership:

                                  o   the date of the transaction, the title,
                                      the interest rate and maturity date (if
                                      applicable), the number of shares and the
                                      principal amount of each Covered Security
                                      involved;

                                  o   the nature of the transaction (i.e.,
                                      purchase, sale or any other type of
                                      acquisition or disposition);

                                  o   the price of the Covered Security at which
                                      the transaction was effected;

                                  o   the name of the broker, dealer, bank,
                                      mutual fund or similar financial
                                      institution with or through which the
                                      transaction was effected; and

                                  o   the date that the report is signed and
                                      submitted by the Access Person.

                           (B)    With respect to any account established by the
                                  Access Person in which any Covered Securities
                                  were held during the quarter for the direct or
                                  indirect benefit the Access Person, the Access
                                  Person:

                                  o   shall provide the name of the broker,
                                      dealer, bank, mutual fund or similar
                                      financial institution with whom the Access
                                      Person established the account;

                                  o   shall provide the date that the account
                                      was established; and

                                  o   shall direct any such financial
                                      institution to supply to the Review Person
                                      on a timely basis, duplicate copies of
                                      confirmations of all personal securities
                                      transactions and copies of periodic
                                      statements for all such accounts;

                                  o   shall provide the date that the report is
                                      signed and submitted by the Access Person.

                           (C)    In the event that no reportable transactions
                                  occurred during the quarter and no accounts
                                  were established during the quarter, the
                                  report should be so noted and returned signed
                                  and dated.

                           (D)    In the event that all reportable transactions
                                  have been effected through the accounts
                                  previously reported to the Subadviser for
                                  which the Subadviser receives duplicate
                                  confirmations and periodic statements, the
                                  Access Person may so certify the report and
                                  return it signed and dated, without providing
                                  the specific transaction information required
                                  under paragraph (A) above.

         (iii)    Annual Holdings Reports. Not later than each January 3lst the following information (which information must be current as of the immediately preceding December 31st):

                           o      the title, number of shares and principal
                                  amount of each Covered Security in which the
                                  Access Person had any direct or indirect
                                  beneficial ownership;

                           o      the name of any broker, dealer, bank or
                                  similar financial institution with whom the
                                  Access Person maintains an account in

                                  which any Covered Securities are held for
                                  the direct or indirect benefit of the Access
                                  Person; and

                           o      the date on which the report is signed and
                                  submitted by the Access Person.

         (b)      EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section
                  4(a):

                  (i)      A person need not make any report under Section 4(a)
                           with respect to transactions effected for, and
                           Covered Securities held in, any account over which
                           the person has no direct influence or control.

                  (ii)     A person need not report an account with a financial
                           institution if the account does not allow any trading
                           in Covered Securities (for example, a mutual fund
                           account, other than a Fund account, held directly
                           with the fund sponsor).

         (c)      CERTIFICATION. Each Access Person shall certify to the Review
                  Person in writing that (i) he or she has read and understands this Code, (ii) he or she understands that he or she is
                  subject to this Code, (iii) he or she has complied with the requirements of this Code, and (iv) he or she has disclosed or reported all securities and transactions required to be
                  disclosed or reported under this Code, such certification to be given at the following times: (A) in the case of persons that are Access Persons at the date hereof, within 30 days after the adoption of this Code; (B) in the case of persons that become Access Persons after the date hereof, no later than 10 days after such person becomes an Access Person; and
                  (C) in all cases, once every calendar year on or before
                  January 31st.

5.       PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

         (a)      PRECLEARANCE REQUIREMENTS. No Access Person shall:

                  (i)      acquire, directly or indirectly, beneficial ownership
                           in any securities (including Covered Securities) in
                           an initial public offering;

                  (ii)     acquire, directly or indirectly, beneficial ownership
                           in any securities (including Covered Securities) in a
                           private placement transaction;

                  (iii)    sell or exchange shares of a Fund at a loss after
                           holding such shares less than 60 days;

                  (iv)     effect any transaction (other than those transactions
                           described in clauses (i), (ii), and (iii) above) in
                           any Covered Security; or

                  (v)      profit from the purchase and sale, or the sale and
                           purchase, of the same or equivalent Covered Security
                           within 60 calendar days;

                  unless, in each case, the transaction has been approved by the
                  Review Person not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

         (b)      EXCEPTIONS TO PRECLEARANCE REQUIREMENTS. Sections 5(a)(iii),
                  5(a)(iv), and 5(a)(v) shall not apply to any transaction that is exempt under Section 2(c). Sections 5(a)(iv) and 5(a)(v)
                  shall not apply to the following:

                  (i)      any transactions in securities listed on a national
                           securities exchange of a company having a total
                           market capitalization (at the time of the transaction
                           or, if such information is not available, according
                           to the company's most recent published annual or
                           quarterly financial statements) of not less than $5
                           billion;

                  (ii)     transactions in the debt instruments issued or
                           guaranteed by a state or local government;

                  (iii)    transactions in debt instruments issued or guaranteed
                           as to principal or interest by the government of the
                           United States or by any agency or instrumentality of
                           the government of the United States; or

                  (iv)     total purchases and sales of up to $25,000 of
                           securities listed on a national securities exchange
                           within any rolling six-month period.

6.       ADDITIONAL RESTRICTIONS ON ACCESS PERSONS.

         (a)      GIFTS. No Access Person shall accept any gift or gratuity from any person or business entity that does business with the
                  Subadviser, provided this restriction does not apply to:

                  (i)      any gifts or gratuities received in any 90 day period
                           from any one person or business entity, or several
                           related persons or business entities, having an
                           aggregate fair market value of not more than $150;

                  (ii)     reasonable travel, lodging, entertainment, food, and
                           beverages provided in connection with a business or
                           professional meeting or function; and

                  (iii)    goods and services, such as investment research
                           reports and newsletters, that are used in the conduct
                           of the business of the Subadviser.

         (b)      SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No Access
                  Person shall serve as a director of a company that files or is required to file with the Securities

                  and Exchange Commission periodic reports under Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 (such as
                  10-Ks, 10-Qs, and 8-Ks) without the prior approval of the
                  Review Person.

7.      REVIEW BY THE REVIEW PERSON.

       (a)        REVIEW OF REPORTS. The Review Person shall review all of the reports delivered under Section 4 to determine whether a
                  violation of this Code may have occurred. Before making a
                  determination that a violation has been committed by an Access
                  Person, the Review Person shall give such person an
                  opportunity to supply additional information regarding the transaction in question.

       (b)        FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this Code, the Review Person shall consider whether such
                  transactions or matters involve or are likely to involve: (i)
                  violations of this Code or applicable securities laws; (ii)
                  improper use of Inside Information; or (iii) an investment opportunity that should be reserved for the Subadviser or its clients.

       (c)        APPROVAL SUBJECT TO CONDITIONS. The Review Person may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such conditions as the Review Person may impose to protect the
                  interests of the Subadviser and its clients, including, among other things, requiring that an Access Person who is
                  authorized to acquire securities in a private placement
                  disclose that investment when he or she plays a part in a
                  review or analysis of the issuer of the securities.

       (d)        DEPUTY REVIEW PERSON MAY ACT WHEN REVIEW PERSON IS
                  UNAVAILABLE. In the event the Review Person is unavailable to review any report or proposed transaction or other matter
                  under this Code and it is unlikely that the Review Person will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to
                  proceed without material hardship, the Deputy Review Person may review such report or perform all functions of the Review
                  Person under the Code with respect to such transaction or
                  other matter. Nonetheless, the Deputy Review Person may defer review of any report or transaction or other matter until the
                  Review Person is available to conduct such review.

8.       SANCTIONS. Any violations of this Code will be reported to and subject to review by the Risk Management Committee of the Subadviser or the
         President of the Subadviser.

         (a)      If the Risk Management Committee or the President, as
                  applicable, determines that a violation of this Code has
                  occurred, the Risk Management Committee or the President, as applicable, may impose such sanctions as is deemed
                  appropriate, including, among other things:

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                  (i)      a letter of censure,

                  (ii)     forfeiture of any profit made or loss avoided from a
                           transaction in violation of this Code, or

                  (iii)    suspension or termination of employment.

         (b)      Any Access Person subject to any sanctions imposed by the Risk
                  Management Committee or the President under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a complete review of the matter by the
                  Board of Directors of the Subadviser. Pending such a review the Risk Management Committee of the Subadviser or the
                  President of the Subadviser, as applicable, may impose such interim sanctions as is deemed appropriate to protect the
                  interests of the Subadviser until final resolution of the
                  matter.

         (c)      Any violations resulting in sanctions will be reported to:

                  (i)      the Board of Directors of the Subadviser and

                  (ii)     (other than with respect to interim sanctions pending
                           the Board of Directors review of a matter) the board
                           of directors or trustees of each Fund.

9.       MISCELLANEOUS.

         (a)      ACCESS PERSONS. The Review Person will identify all Access
                  Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the
                  Review Person to notify any person of his or her duties under this Code shall not relieve such person of his or her
                  obligations hereunder.

         (b)      RECORDS. The Subadviser shall maintain records in the manner and to the extent set forth below, and shall be available for examination by representatives of the Securities and Exchange
                  Commission:

                  (i)      a copy of this Code and any other code which is, or
                           at any time within the past five years has been, in
                           effect shall be preserved in an easily accessible
                           place;

                  (ii)     a record of any violation of this Code and of any
                           action taken as a result of such violation shall be
                           preserved in an easily accessible place for a period
                           of not less than five years following the end of the
                           fiscal year in which the violation occurs;

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                  (iii)    a copy of each report made pursuant to this Code
                           shall be preserved for a period of not less than five
                           years from the end of the fiscal year in which it is
                           made, the first two years in an easily accessible
                           place;

                  (iv)     a list of all persons who are required, or within the
                           past five years have been required, to make reports
                           pursuant to this Code shall be maintained in an
                           easily accessible place; and

                  (v)      a record of any decision, and the reasons supporting
                           the decision, to approve the acquisition by an Access
                           Person of securities under Section 5(a) shall be
                           preserved for a period of not less than five years
                           from the end of the fiscal year in which the approval
                           is granted.

       (c)        CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

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